Exhibit 99.1

i2 Reports Delay in Filing SEC Form 10-Q

DALLAS – August 9, 2006 – i2 Technologies, Inc. (NASDAQ: ITWO) announced today that it is delaying the filing of its Form 10-Q for the three and six month periods ended June 30, 2006.

The Company said that it is evaluating, together with its external auditors, the accounting implications of its December 2005 vesting acceleration of certain outstanding employee stock options, and the tender offer for the exchange of certain employee stock options completed in May 2006. The Company currently anticipates that it may be required to record approximately $3.5 million of additional non-cash stock compensation expense in its financial statements for the six months ended June 30, 2006. In the event the Company is required to book this expense, the amount that would be recorded in the three months ended June 30, 2006 and the amount, if any, that would be recorded in the three months ended March 31, 2006 has not yet been determined.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible new-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release may contain forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding the customer’s ability to implement or integrate i2 solutions successfully and in a timely fashion, receive expected functionality and performance, or achieve benefits attributable to i2 solutions. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 10, 2006 and the Annual Report on Form 10-K filed March 15, 2006.

For More Information Please Contact:

Beth Elkin

i2 Corporate Communications

beth_elkin@i2.com

469-357-4225

Tom Ward

i2 Investor Relations

tom_ward@i2.com

469-357-3854